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EXHIBIT 10.1

AGREEMENT OF MERGER

        Agreement of Merger, (the "Agreement"), dated as of May 4, 2000, between Broken Arrow Petroleum Co., a Delaware corporation ("BAP") BAP Merger Subsidiary Corporation, a Delaware corporation ("SUB") and American Telepath, Inc., a Delaware corporation ("ATI").

        WHEREAS, the authorized capital stock of ATI consists of 200 shares, $0 par value per share of common stock (the "ATI common stock"), of which 100 shares (the "Shares") will be issued and outstanding immediately prior to the Effective Time; and

        WHEREAS, the authorized capital stock of BAP consists of 100,000,000 shares, $.001 par value per share, of common stock (the "BAP Common Stock"), of which 62,829,370 shares are presently outstanding; and

        WHEREAS, the authorized capital stock of SUB consists of 1,000 shares, $.01 par value per share of common stock (the "SUB Common Stock") of which 100 shares are outstanding; and

        WHEREAS, the Board of Directors of BAP, SUB, and ATI respectively have approved a merger (the "Merger") of ATI into SUB in accordance with the laws of the State of Delaware, upon the terms and subject to the conditions set forth in this Merger Agreement, and pursuant to which each Share of ATI shall be converted into the right to receive shares of BAP Common Stock; and

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements made herein and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

ARTICLE 1
THE MERGER

        1.01    The Merger.

        Upon the terms and subject to the conditions of this Agreement, ATI shall merge with and into SUB, a wholly owned subsidiary of BAP; such merger to be conducted in accordance with the laws of the State of Delaware, with SUB continuing as the surviving corporation (the "Surviving Corporation"), and the separate existence of ATI terminating. The Merger shall be effective (the "Effective Time") upon the filing of Certificate of Merger, in such form as required by, and executed in accordance with the relevant provisions of the General Corporate law of Delaware ("DCA").

        The Merger shall have the effect set forth in the DCA.

        The Certificate of Incorporation of SUB in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

        The Bylaws of SUB and BAP in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation and BAP, respectively. Provided, however, that after the Effective Time and prior to August 1, 2000, the Board of Directors of BAP and the Surviving Corporation may amend the Bylaws of BAP and the Surviving Corporation as they deem necessary and appropriate, subject to the requirements and the restrictions of the "DCA".

        The Board of Directors of SUB and BAP immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation and BAP respectively, provided that, as of the Effective Time all existing Officers and Directors of BAP and the Surviving Corporation shall resign and the Board of Directors of ATI immediately prior to the Effective Time shall become the Directors of BAP and the Surviving Corporation.

            Conversion or Cancellation of ATI Common Stock.

        As soon as practicable after the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time, except for Shares entitled to dissenters rights payout, if any, shall be converted into the right to receive the shares of BAP capital stock, after effect of the reverse split described in Section 6.01(d) (the "Exchange Shares"), deliverable to the holder thereof, upon the surrender of the certificate representing such Share as follows: (i) one (1) Share shall be converted into approximately 56,965.30 shares of BAP common stock. Any fraction of a share of BAP common stock shall be rounded up to a whole share. The exchange of Shares shall occur in a manner and at the time (the "Exchange Date") described in Section 1.03.

        (b)   As of the Effective Time of the Merger, the holders of certificates representing Shares shall cease to have any rights as stockholders of ATI and their sole right shall be the right to receive the consideration provided in this Section 1.02, without interest thereon.

        (c)   Each other share of capital stock of BAP issued and outstanding immediately prior to the Effective Time shall continue as issued and outstanding capital stock of BAP.

        (d)   After the Exchange Date, the stockholders of ATI will hold approximately 5,696,530, of the outstanding shares of the Company, and the current stockholders of the Company holding shares after the Exchange Date, will hold approximately 1,005,270 of the outstanding shares of the Company.

        1.03    Surrender of Share Certificates; Payment.

        As a necessary part of this transaction and completion and issuance of the Exchange Shares to the stockholders of ATI it shall be necessary for BAP to complete a reverse split of its outstanding common stock on a 1:62.5 basis (the "Reverse Split"). Pursuant to the provisions of Section 6.01(d), at the effective time of the Merger, the Reverse Split shall have been approved by the requisite vote or consent of the stockholders and directors of BAP. BAP agrees and covenants to ATI and the holders of the outstanding shares of stock of ATI that BAP shall file all necessary and appropriate documents with the Delaware Secretary of State, and all other appropriate regulatory or governmental authorities to complete and effectuate the Reverse Split. The Exchange Date shall be the effective date of the Reverse Split as provided in the Certificate of Amendment to the Certificate of Incorporation for BAP, which BAP will file to effect the Reverse Split.

        As of the Exchange Date, BAP shall accept from each holder of record of Shares a certificate or certificates which, immediately prior to the Effective Time, represented outstanding Shares. Delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon receipt of the Shares by BAP or its designated agent for such purposes, and instructions for use in effecting the surrender of the Shares for exchange for Exchange Shares therefore. Upon surrender of a duly endorsed share certificate for exchange to BAP or to such other agent or agents as may be appointed by BAP, together with any other required documents, the holder of such Share certificate shall be entitled to receive the consideration provided in Section 1.02(a), and the Share certificate so surrendered shall forthwith be cancelled.

        1.04    Restrictions on Sales of Common Shares.    Upon issuance of the Exchange Shares to the holders of the Shares in exchange therefore, in accordance with the terms and conditions hereof, the Exchange Shares shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement or imposed by law. At the Exchange Date, the Exchange Shares shall not be subject to an effective Registration Statement under the Securities Act of 1933 (the "Act"), and may be sold or transferred only pursuant to an effective Registration Statement or an exemption from registration, including without limitation Rule 144 as promulgated pursuant to the Securities Act of 1933, and in compliance with all applicable state securities laws. A sale or transfer shall include any offer or the sale, gift, disposition, attempted disposition, liquidating distribution, transfer, assignment, delivery, pledge, hypothecation, allocation or creation or attempted creation of any present or future interest, right, claim, or privilege in or to any of the Exchange Shares. Prior to the issuance of the Exchange Shares, as a condition to the issuance by BAP of the Exchange Shares, BAP shall receive from each holder of ATI Shares, a representation and warranty that the Exchange Shares to be received by such holder have been acquired solely for such holder's own account for investment and may not be sold by such holder except in accordance with all applicable securities laws. It is acknowledged that the certificates representing the Exchange Shares will bear a restrictive legend similar to the following:

        The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established or unless sold pursuant to Rule 144 under the securities Act of 1933.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ATI

        ATI represents and warrants to BAP that:

        Due Organization.    ATI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are being conducted on the date of this Agreement. Except as set forth on a Disclosure Schedule delivered to BAP on the date hereof (the "ATI Disclosure Schedule"), ATI is duly qualified as a foreign corporation, and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a materially adverse effect on ATI. Except as set forth on the ATI Disclosure Schedule, all of the outstanding Shares of ATI Common Stock are validly issued, fully paid and nonassessable. ATI neither directly nor indirectly owns any material interest in any corporation, partnership, joint venture or other business association or entity, except as set forth on the ATI Disclosure Schedule.

            Execution and Delivery of Agreement.

        ATI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ATI and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, except for the approval of the Merger by the stockholders of ATI. This Agreement has been duly executed and delivered by ATI and shall, upon receipt of approval by the holders of the Shares, constitute the legal, valid and binding obligation of ATI, enforceable against ATI in accordance with its terms, except that; (a) the enforceability hereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

        (b)   The Board of Directors of ATI has and prior to the Effective Time the requisite number of stockholders shall have, by resolution duly adopted, approved the Merger and this Agreement by the vote of or written consent as required by Delaware law.

        (c)   Except as set forth in the ATI Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate (i) the Certificate of Incorporation or Bylaws of ATI; (ii) any material contractual restriction binding on ATI;

or (iii) any judgment, order, decree, law, rule or regulation applicable to ATI or its respective properties, which contravention would have a materially adverse effect on the business or financial condition of ATI. No approval or authorization of, or filing with, any governmental or regulatory authority is required for the execution and delivery of this Agreement by ATI or the consummation by ATI of the transactions contemplated hereby, except the filing of the appropriate Certificate of Merger, and if necessary, the amendments to ATI's Certificate of Incorporation with the appropriate official of the State of Delaware.

        2.03.    Capital Stock.    The authorized capital stock of ATI consists of 200 shares of no par value common stock, of which 100 shares will be issued and outstanding immediately prior to the Effective Time. As of the date hereof, no other equity securities of ATI are outstanding or reserved for issuance. No shares of ATI common stock are held in ATI's treasury or reserved for issuance; and no preferred shares are authorized, issued or outstanding. All outstanding shares of capital stock of ATI are duly authorized, validly issued, fully paid and nonassessable. There are not outstanding on the date hereof any subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional, written or oral) obligating ATI or any current record or beneficial stockholder of ATI to issue, deliver, sell, or cause to be issued, delivered or sold to any party, other than the current record and beneficial owners of ATI stock as listed on Exhibit 2.03, any shares of the capital stock of any class or series of ATI or obligating ATI or any record or beneficial owner of the outstanding stock of ATI to grant, extend or enter into any such agreement or commitment. If, after the Effective Time, initial distributions of stock, or stock options, are to be made to initial officers, CEO/President, CFO, or Board Members of BAP, the stock or stock options will be conveyed to such persons by the former ATI stockholders from the BAP shares to be received by ATI stockholders upon the Exchange Date pursuant to sections 102 and 103.

        Attached, as Exhibit 2.03 is a true and correct list of ATI stockholders that sets out all record and beneficial owners of Shares and the number of Shares owned by each. ATI represents and warrants to BAP and SUB that the list of ATI stockholders set forth on Exhibit 2.03 includes all of the outstanding beneficial stockholders of ATI and that there are no agreements, written or oral, by ATI, or any of such listed record or beneficial stockholders to convey or transfer any shares of outstanding stock of ATI, or BAP after the merger and conversion of shares contemplated herein, to any person other than those stockholders specifically listed. ATI further represents and warrants to BAP and SUB that no record or beneficial shareholder of Shares of ATI resides within any jurisdiction within the United States or any other jurisdiction outside the United States where "Blue Sky" or similar securities registration rights exist regarding the issuance of stock by BAP pursuant to the transactions contemplated herein.

            Financial Statements.

        Attached hereto as Exhibit 2.04 are the following statements (collectively the "ATI Financial Statements"): unaudited consolidated balance sheets and statements of income, changes in stockholders equity and cash flow (the "Most Recent Financial Statements") as of and for the fiscal year 1999, and the period ended March 31, 2000, (the "Most Recent Fiscal Month End") for ATI and each of its subsidiaries, if any. The ATI Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of ATI and its subsidiaries, if any, as of such dates and the results of the operations of ATI and its subsidiaries, if any, for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

        Since the Most Recent Fiscal Month End, there has not been any materially adverse change in the financial condition of ATI taken as a whole. Without limiting the generality of the foregoing, since that date ATI has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business and no change has occurred which has or may reasonably be expected to have a materially adverse affect on the ability of ATI to consummate the transactions contemplated by this Agreement or on the business or financial condition of ATI.

        2.05.    Other Information.

        (a)   None of the written information supplied by or on behalf of ATI to BAP contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or to correct any statement previously made.

        (b)   All written statements, memoranda, certificates, schedules, lists or other written information (including, without limitation, financial information) heretofore, or hereafter provided by ATI to BAP or any of its representatives, pursuant to the terms hereof, or otherwise in connection with the transactions contemplated hereby, have been and will be true and correct in all material respects, and do not and will not contain any materially misleading statement or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, and in view of all the written information which was provided by ATI to BAP or any of their representatives, not misleading.

        2.06    Brokers.    All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of ATI in such manner as to give rise to any valid claim against ATI or BAP for any broker or finder's fee or similar compensation in connection with the merger.

        2.07    No Violation of Law.    Other than as disclosed in the ATI Financial Statements or the ATI Disclosure Schedule, (a) to the knowledge of ATI, the business of ATI is being conducted in conformity with applicable law, ordinance, regulation, judgment, decree, injunction or order of any court or other governmental entity, except for violations which individually or in the aggregate, do not and are not expected to have a materially adverse effect on ATI taken as a whole; and (b) no investigation or review by any governmental or regulatory entity with respect to ATI is pending, or to the knowledge of ATI, threatened, nor has any governmental or regulatory entity indicated an intention to conduct the same, other than those the outcome of which will not in the aggregate have or be expected to have a materially adverse effect on ATI taken as a whole.

        2.08    Litigation.    Other than as disclosed in the ATI Financial Statements, or the ATI Disclosure Schedule, there are no suits, actions, proceedings or investigations pending, or to the knowledge of ATI, threatened against or affecting ATI or any of its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, the results of which would have a materially adverse effect on ATI.

        2.09    Taxes.

        (a)   Except as set forth in the ATI Financial Statements or the ATI Disclosure Schedule, (i) all returns and reports of all Taxes (as defined below) including, without limitation, consolidated federal income tax returns of ATI, withholding tax returns, and tax reports, required to be filed with respect to ATI or any of its income, properties or operations, have been duly filed in a timely manner (taking into account all extensions of due dates); (ii) all information provided in such returns, declarations and reports is true, correct and complete in all material respects; and (iii) all taxes attributable to ATI and its subsidiaries that are or were due and payable have been paid, provided for, or are being contested in good faith.

        (b)   There is no claim or assessment pending, or to the best of ATI's knowledge, threatened against ATI for any alleged deficiency of any Taxes, and ATI does not know of any audit or investigation with respect to any liability of ATI for Taxes.

        (c)   For purposes of this Agreement,"Taxes" shall be understood to include any tax or similar governmental charge, impost or levy, together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

        2.10.    Current Negotiations and Discussions.    Except as set out in the ATI Disclosure Schedule, as of the date of this Agreement, neither ATI nor any of its affiliates, officers, directors, representatives, or agents is in negotiations with, or soliciting offers or proposals from any corporation, partnership, person or other entity or group (other than BAP and its respective directors, offices, employees, representatives or agents) in respect of any merger, sale of assets, sale of shares of capital stock or similar transactions involving ATI.

        2.11.    Title to Assets.    Other than as stated in ATI Financial Statements, ATI has good and marketable title to all of its assets free and clear of all security interests. The ability of ATI to use any intellectual property is not currently materially and adversely affected by the bankruptcy of any licensor except that warranty, support and service obligations may not be enforceable against licensors who are bankrupt.

        2.12    Events Subsequent to Most Recent Fiscal Month End.    Since the Most Recent Fiscal Month End, there has not been any materially adverse change in the business, financial condition, operations or results of operations or to the best knowledge of ATI, the future prospects of ATI.

        2.13    Real Property.

        ATI owns no real property.

        ATI leases no real property.

        2.14.    Intellectual Property.    ATI owns all intellectual property used in the operation of the business as presently conducted.

        2.15.    Contracts.    ATI is a party to certain agreements, including third party contracts and various certificates of convenience with and tariffs issued by various governmental authorities (collectively the "Contracts") necessary for the conduct of the business of ATI; and with respect to each such Contract, subject to the terms and provisions thereof, and the performance of the covenants and agreements by ATI and all other persons thereto, including persons that are not parties to the Contracts, and in all material respects; (i) the Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) to ATI's best knowledge, the Contract will continue to be legal, valid, binding, enforceable, and consummation of the transactions contemplated hereby and no breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated any provision of the Contract that would have a materially adverse effect on ATI; subject however, to the qualifications that enforcement of the rights and remedies created thereby is subject to; (A) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors; and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        2.16.    Litigation.    ATI is not; (i) subject to any outstanding injunction, judgment, order, decree, ruling, charge, or; (ii) a party, or to the knowledge of ATI, its directors or officers, is not threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court of quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, other than claims arising in the ordinary course of ATI's business which in the aggregate as of the date of Closing would not have a materially adverse effect on the financial condition of ATI. Neither ATI nor any of its directors or officers has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against ATI.

        2.17    Employees.    ATI is not bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. ATI and its directors and officers have no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to its employees or of any unfair labor practice committed by ATI.

        2.18    Minority Appraisal Rights.    ATI represents and warrants to BAP and SUB that, to the best of its knowledge, minority appraisal or dissenter's rights under the DCA are not required or applicable to the transactions contemplated in this Agreement, and , that if such rights are successfully asserted relating to the transactions contemplated herein that the liability and responsibility to satisfy such rights shall be solely that of the corporate entities which survive and continue after the Merger and other transactions contemplated herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BAP AND SUB

        BAP and SUB jointly and severally represent and warrant to ATI that:

        3.01.    Due Organization.    BAP is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are being conducted on the date of this Agreement. Except as set forth on a Disclosure Schedule delivered to ATI on the date hereof (the "BAP Disclosure Schedule"), BAP is duly qualified as a foreign corporation, and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a materially adverse effect on BAP. Except as set forth on the BAP Disclosure Schedule, all of the outstanding Shares of BAP Common Stock are validly issued, fully paid and nonassessable. BAP neither directly nor indirectly owns any material interest in any corporation, partnership, joint venture or other business association or entity, except as set forth on the BAP Disclosure Schedule.

            Execution and Delivery of Agreement.

        (a)   BAP has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BAP and SUB and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, except for the approval of the Merger by the Stockholders of SUB and BAP. This Agreement has been duly executed and delivered by BAP and SUB and shall, upon receipt of approval by the holders of BAP and SUB shares, constitute the legal, valid and binding obligations of BAP and SUB, enforceable against BAP and SUB in accordance with its terms, except that; (i) the enforceability hereof by be subject to bankruptcy insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought

        (b)   The Boards of Directors of BAP and SUB have, and prior to the Effective Time the requisite number of stockholders shall have, by resolution duly adopted, approved the Merger and this Agreement by the vote of or by written consent as required by Delaware law.

        (c)   Except as set forth on the BAP Disclosure Schedule, the execution and delivery of this Agreement and the Consummation of the transactions contemplated hereby do not violate (i) the Certificate of Incorporation or Bylaws of BAP or SUB; (ii) any material contractual restriction binding on BAP or SUB; or (iii) any judgment order, decree, law, rule or regulation applicable to BAP or SUB or their respective properties, which contravention would have a materially adverse effect on the ability of BAP or SUB to consummate the transactions contemplated by this Agreement or on the business or financial condition of BAP or SUB. No approval or authorization of, or filing with any governmental or regulatory authority is required for the execution and delivery of this Agreement by BAP or SUB or the consummation by BAP or SUB of the transactions contemplated hereby, except the filing of the appropriate Certificate of Merger, and the amendments to BAP's Certificate of Incorporation with the appropriate official of the State of Delaware.

            Capital Stock.

        The authorized capital stock of BAP consists of 100,000,000 Shares of $.001 par value common stock, of which 62,829,370 shares are issued and outstanding, and 20,000,000 shares of $.001 par value preferred stock, of which no shares are issued and outstanding. As of the date hereof, no other equity securities of BAP are outstanding or reserved for issuance. No shares of BAP common stock are held in BAP's treasury or reserved for issuance. All outstanding shares of capital stock of BAP are duly authorized, validly issued, fully paid and nonassessable. There are not outstanding on the date hereof any subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating BAP to issue, deliver or sale, or cause to be issued, delivered or sold, any additional shares of the capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock of any class or series, of BAP or obligating BAP to grant, extend or enter into any such agreement or commitment.

        (b)   The authorized capital stock of SUB consists of 1,000 shares of $.01 par value common stock, of which 100 shares are issued and outstanding. As of the date hereof, no other equity securities of SUB are outstanding or reserved for issuance. No shares of SUB common stock are held in SUB's treasury or reserved for issuance; and no preferred shares are authorized, issued or outstanding. All outstanding shares of capital stock of SUB are duly authorized, validly issued, fully paid and nonassessable. There are not outstanding on the date hereof, any subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating SUB to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of the capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock of any class or series, of SUB or obligating SUB or obligating SUB to grant, extend or enter into any such agreement or commitment.

            Financial Statements.

        (a)   Attached hereto as Exhibit 3.04 are the following financial statements (collectively the "BAP Financial Statements"); (i) audited consolidated balance sheets and statements of income, changes in stockholder's equity and cash flow as of and for the fiscal years ended May 31, 1998 and 1999; and (ii) unaudited consolidated balance sheets and statements of income and changes in stockholders equity (the "Most Recent Financial Statements"), as of and for the period ended March 31, 2000, (the "Most Recent Fiscal Month End") for BAP and each of its subsidiaries, if any. The BAP Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of BAP and its subsidiaries, if any, as of such dates, and for the results of the operations of BAP and its subsidiaries, if any, for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

        (b)   Since the Most Recent Fiscal Month End, there has not been any materially adverse change in the financial condition of BAP, taken as a whole. Without limiting the generality of the foregoing, since that date, BAP has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business, and no change has occurred which has or may reasonably be expected to have a materially adverse affect on the ability of BAP to consummate the transactions contemplated by this Agreement or on the business or financial condition of BAP.

            Other Information.

        (a)   None of the written information supplied by or on behalf of BAP or SUB to ATI, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or to correct any statement previously made.

        (b)   All written statements, memoranda, certificates, schedules, lists or other written information (including without limitation, financial information) heretofore or hereafter provided by BAP or SUB to ATI or any of its representatives, pursuant to the terms hereof or otherwise in connection with the transactions contemplated hereby, have been and will be true and correct in all material respects, and do not, and will not, contain any materially misleading statement or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made and in view of all the written information which was provided by BAP or SUB or any of their representatives, not misleading.

        3.06    Brokers.    All negotiations relating to this Agreement and the transaction contemplated hereby have been carried on without the intervention of any person acting on behalf of BAP or SUB in such manner as to give rise to any valid claim against BAP, SUB or ATI for any Broker or Finder's fee or similar compensation in connection with the Merger.

        3.07.    No Violation of Law.    Other than as disclosed in the BAP Financial Statements or the BAP Disclosure Schedule; (a) to the knowledge of BAP, the Business of BAP is being conducted in conformity with applicable law, ordinance, regulation, judgment, decree, injunction or order of any court or other governmental entity, except for violations which, individually or in the aggregate, do not and are not expected to have a materially adverse effect on BAP taken as a whole, and; (b) no investigation or review by any governmental or regulatory entity with respect to BAP is pending, or to the knowledge of BAP, threatened, nor has any governmental or regulatory entity indicated an intention to conduct the same, other than those the outcome of which will not in the aggregate have or be expected to have a materially adverse effect on BAP taken as a whole.

        3.08.    Litigation.    Other than as disclosed in the BAP Financial Statements, or the BAP Disclosure Schedule, there are no suits, actions, proceedings or investigations pending, or to the knowledge of BAP, threatened against or affecting BAP or any of its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, the results of which would have a materially adverse effect on BAP.

        3.09.    Taxes.

        (a)   Except as set forth in the BAP Financial Statements or the BAP Disclosure Schedule, (i) all returns and reports of all Taxes (as defined below) including, without limitation, consolidated federal income tax returns of BAP, withholding tax returns, and tax reports, required to be filed with respect to BAP or any of its income, properties or operations (taking into account all extensions of due dates); (ii) all information provided in such returns, declarations and reports is true, correct and complete in all material respects; and (iii) all taxes attributable to BAP and its subsidiaries that are or were due and payable have been paid, provided for, or are being contested in good faith.

        (b)   There is no claim or assessment pending or, to the best of BAP's knowledge, threatened against BAP for any alleged deficiency of any Taxes, and BAP does not know of any audit or investigation with respect to any liability of BAP for Taxes.

        (c)   For purposes of this Agreement,"Taxes" shall be understood to include any tax or similar governmental charge, impost or levy, together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

        3.10.    Current Negotiations and Discussions.    Except as set out in the BAP Disclosure Schedule, as of the date of this Agreement, neither BAP nor any of its affiliates, officers, directors, representatives, or agents is in negotiations with, or soliciting offers or proposals from any corporation, partnership, person or other entity or group (other than ATI and its respective directors, officers, employees, representatives or agents) in respect of any merger, sale of assets, sale of shares of capital stock or similar transactions involving BAP.

        3.11    Title to Assets.    Other than as stated in BAP Financial Statements, BAP has good and marketable title to all of its assets free and clear of all security interests. The ability of BAP to use any intellectual property is not currently materially and adversely affected by the bankruptcy of any licensor except that warranty, support and service obligations may not be enforceable against licensors who are bankrupt.

        Events Subsequent to Most Recent Fiscal Month End.    Since the Most Recent Fiscal Month End, there has not been any materially adverse change in the business, financial condition, operations or results of operations or to the best knowledge of BAP, the future prospects of BAP.

        3.13.    Real Property.

        BAP owns no real property.

        BAP leases no real property.

        3.14.    Intellectual Property.    BAP owns all intellectual property used in the operation of the business as presently conducted.

        3.15.    Employees.    BAP is not bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. BAP and its directors and officers have no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to its employees or of any unfair labor practice committed by BAP.

ARTICLE IV
COVENANTS OF ATI

        4.01.    Ordinary Course of Business.    During the period from the date of this Agreement to the Effective Time, ATI will immediately notify BAP of any business practice or action or omission that is different from its ordinary and usual course of business and consistent with past practice.

        4.02.    Access and Information.    Prior to the consummation of the Merger, ATI shall permit reasonable access for BAP, and BAP's officers, directors, accountants, investment bankers, counsel and other representatives, at any reasonable time prior to the termination of this Agreement to examine and, as reasonably requested by BAP, make copies of and abstracts from all of its properties, books, contracts, commitments and records (including, but not limited to tax returns), but, excluding certain limited information that is highly sensitive from a competitive standpoint and not essential for evaluation of the transaction contemplated hereby, and shall furnish promptly to BAP, prior to such time; (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, and; (ii) such other information concerning its business, properties and personnel BAP may reasonably request.

ARTICLE V
ADDITIONAL AGREEMENTS

        Stockholder Approvals.    Each party to the extent required by applicable law shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the Merger and all other matters contemplated herein, including the Reverse Split (the "Special Meeting"), or shall obtain the requisite consents ("Consents") from that number of stockholders necessary to achieve approval pursuant to the DCA of the transactions contemplated herein without the necessity of the Special Meeting.

        Expenses.    Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by ATI, including but not limited to the cost of preparing the BAP Financial Statements and the costs of preparing this Agreement, unless BAP withdraws from this Agreement without cause, in which case BAP shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

        5.03.    Indemnification of Officers and Directors.

        In the event any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that ATI and BAP shall, to the fullest extent permitted under applicable law or contract, and regardless of whether the Merger becomes effective, indemnify and hold harmless (and shall advance expenses to), and after the Effective Time, the Surviving Corporation and BAP shall, to the fullest extent permitted under applicable law, indemnify and hold harmless (and shall advance expenses to), each past and present director, officer, employee, fiduciary, attorney and agent of ATI or BAP, including, without limitation, such parties, including officers and directors serving as such on the date hereof (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any of the transactions contemplated hereby, including a breach of a representation or warranty contained herein by any party which causes, contributes to or results in any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time); (i)ATI and BAP shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to ATI and BAP, promptly as statements therefore are received: and (ii) ATI and BAP will cooperate in the defense of any such matter; provided however, that neither ATI nor BAP shall be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld: and provided further, that neither ATI nor BAP shall be obligated pursuant to this Section 5.03 to pay the fees and disbursements of more than one counsel and one local counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

        In the event BAP or the Surviving Corporation or any of their successors or assigns; (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of their properties and assets to any person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation and BAP assume the obligations set forth in this Section 5.03.

        (c)   This Section 5.03 shall survive any termination of this Agreement and the consummation of the Merger at the Effective Time and is intended to benefit each of the Indemnified Parties.

        5.04.    Miscellaneous Agreements.    ATI and BAP will use their best efforts to obtain consents of all third parties and governmental or regulatory bodies necessary, or in the opinion of BAP and ATI, advisable to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, BAP or ATI shall cause the proper officers or directors of ATI or BAP, as the case may be, to take all such necessary action.

        5.05.    Filings.    Each of ATI and BAP will take all such action as may be necessary under the federal and state securities laws applicable to, or necessary for, and will file and, if appropriate use their respective best efforts to have declared effective or approved all documents and notifications with SEC and other governmental or regulatory bodies which are deemed necessary or appropriate for the consummation of the Merger, and the transactions contemplated hereby, and each party shall give the other any information requested by it which is reasonably necessary to enable it to take such action.

        5.06.    Certain Notification.    At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy the conditions contained in Article VI of this Agreement.

        5.07.    Public Announcements.    Except as required by applicable Law, none of the parties hereto shall, nor shall any person acting on behalf of any of them, make any public announcement in respect of this Agreement or the Merger, without the prior written consent of BAP and ATI.

ARTICLE VI
CONDITIONS

        Conditions to Obligations.    The obligations of BAP and ATI to effect the Merger shall be subject to the fulfillment, at the Effective Time, of the following conditions, except as ATI and BAP otherwise consent in writing:

          (a)   The Merger shall have been approved by the requisite vote or consent of stockholders and directors of all parties;

          (b)   There shall not be in effect; (i) any judgment, decree or order issued by any federal, state, local, or foreign court of competent jurisdiction or; (ii) any statute, rule or regulation enacted or promulgated by any federal, state, local or foreign legislative, administrative or regulatory body of competent jurisdiction that in either of cases (i) or (ii), prohibits the consummation of the Merger or makes such consummation illegal;

          (c)   The directors of each of BAP, SUB and ATI in the exercise of their business judgment believe that this Merger is in the best interest of each of their respective stockholders;

          (d)   The Reverse Split of the outstanding BAP common stock as contemplated and described in Section 1.03(a) shall have been approved by the requisite vote or Consent of the stockholders and directors of BAP;

          (e)   BAP shall have completed an audit of its Financial Statements for the fiscal years ended May 31, 1998 and 1999;

          (f)    Each party shall be satisfied with the results of its due diligence examinations;

          (g)   All representations and warranties set out herein shall be true and correct and all covenants set out herein shall have been performed.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        7.01.    Termination.    This Agreement may be terminated by either BAP or ATI if the required approval of directors and stockholders shall not have been obtained; the conditions contained in Article VI of this Agreement have not been complied with in every material respect; there has been a failure to perform any of the covenants or agreements contained herein; or this Agreement may also be terminated at any time prior to the Effective Time by either BAP or ATI if the Merger shall not have been consummated on or before May 30, 2000.

        Effect of Termination.    In the event of the termination of this Agreement by either BAP or ATI as provided in Section 7.01 hereof; (i) the Merger shall be deemed abandoned and this Agreement shall forthwith become void, and; (ii) there shall be no liability on the part of BAP or ATI or their respective officers or directors, except, with respect to BAP or ATI, as set forth in Sections 5.02 and 5.03 hereof and except for liability arising from a material breach of this Agreement

        7.03.    Amendment.    This Agreement may be amended by an agreement of the parties hereto by action taken by their Boards of Directors, at any time before or after approval of the Merger by the stockholders of the parties, but after any such approval, no amendment shall be made which reduces or increases the consideration into which Shares are to be exchanged as provided in this Agreement or which in any way materially adversely affects the rights of such stockholders of BAP or ATI without the further approval of such respective stockholders as required by applicable law. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of each of the parties hereto referring specifically to the Agreement.

        7.04.    Waiver.    No term or provision of this Agreement may be waived except that any term or provision of this Agreement (other than a requirement imposed by law) may be waived at any time by the party entitled to the benefits thereof by an instrument in writing signed by or on behalf of such party and referring specifically to the term or provision to be waived.

ARTICLE VIII
ADDITIONAL TERMS

        8.01.    Survival of Representations, Warranties and Agreements.    The representations and warranties of BAP, SUB and ATI in this Agreement, or in any instrument delivered by BAP, SUB or ATI pursuant to this Agreement, shall survive the Merger and be continuing.

        8.02.    Closing.    Unless this Agreement shall have been terminated in accordance with the provisions of Article VII hereof and the Merger herein contemplated shall have been abandoned, a closing (the "Closing") will be held promptly following the Special Meeting or Consent, as the case may be, at the offices of BAP in Washington, DC, or by mail at the election of the parties. At such time (the "Closing Date"), any required documents will be delivered, and immediately thereafter, the Certificate of Merger will be filed and, as of the Exchange Date, the Reverse Split shall have occurred; provided however, that if any of the conditions provided for in Article VI shall not have been met or waived by the date on which the Closing is otherwise scheduled, then, subject to Section 7.01 hereof, the party to this Agreement which is unable to meet such condition or conditions shall be entitled to postpone the Closing by notice to the other parties until such condition or conditions shall have been met or waived. Such notifying party will seek to meet such condition or conditions at the earliest practicable date.

        8.03.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or sent by telex, fax or other telecommunications device capable of creating a written record (and promptly confirmed in writing) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   If to BAP:

      John O. Forrer
      Broken Arrow Petroleum Co.
      1250 24th St., N.W., Suite 300
      Washington, DC 20037

    With a copy to:

      J. Scott Hunter
      Clyde Snow Sessions & Swenson
      One Utah Center
      201 S. Main, Suite 1300
      Salt Lake City, Utah 84111-2215

          (b)   If to ATI:

      Garry Mc Henry
      American Telepath, Inc.
      2207 Concord Pike, Suit 551
      Wilmington, Delaware 19803

    With a copy to:

      Celso B. Suarez, Jr.
      P.O. Box 701008
      Houston, Texas 77270

        8.04.    Miscellaneous.    This Agreement (including the Disclosure Schedules, documents and instruments referred to or incorporated herein); (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) except for the provisions of Sections 5.02 and 5.03, is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise; (d) shall be governed in all respects including validity, interpretation and effect, by the laws of the state of Delaware without the application of conflicts of law principles; (e) may be executed in counterparts which together shall constitute a single instrument. No party has relied upon any representation or warranty, oral or written, of any other party hereto or any of their officers, directors or stockholders except for the representations and warranties expressly set forth in this Agreement, and no officer, agent, accountant, attorney, director or stockholder of ATI or BAP shall have any personal liability for the accuracy or completeness of the representations and warranties set forth in the Agreement. The headings in this Agreement are for convenience of reference only, and shall not be deemed to alter the meaning or interpretation of any of the terms hereof. Any reference to sections or articles shall be deemed to refer to the sections or articles hereof unless otherwise stated.

        8.05.    Severability.    If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereto shall not be invalidated thereby and shall be given effect so far as possible.

        IN WITNESS WHEREOF, BAP and ATI have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BROKEN ARROW PETROLEUM CO. a Delaware Corporation		BAP MERGER SUBSIDIARY CORP. a Delaware Corporation
By:	/s/ JOHN FORRER	By:	/s/ JOHN FORRER
Name:	John Forrer	Name:	John Forrer
Title:	President	Title:	President
AMERICAN TELEPATH, INC. a Delaware Corporation
By:	/s/ GARRY MCHENRY
Name:	Garry McHenry
Title:	President

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  EXHIBIT 10.1
AGREEMENT OF MERGER